Exhibit 10.1

CONDITIONAL WAIVER AGREEMENT REGARDING EVENT OF DEFAULT

THIS CONDITIONAL WAIVER AGREEMENT REGARDING EVENT OF DEFAULT (this “Conditional Waiver”) is entered into as of December 31, 2008, by and between AMERICAN BUSINESS LENDING, INC., a Texas corporation (“Borrower”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company (“Lender”), with reference to the following facts, which shall be construed as part of this Conditional Waiver:

RECITALS

A.                                   Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2006, as amended by that certain First Amendment to Loan Agreement dated as of February 27, 2007, and that certain Second Amendment to Loan Agreement entered into as of July 30, 2007 to be effective as of June 30, 2007 (as amended or modified from time to time, the “Loan Agreement”), pursuant to which Lender is providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B.                                     Borrower has requested that Lender waive an existing Event of Default under the Loan Agreement, and Lender is willing to do so to the extent provided in, and subject to the terms and conditions of, this Conditional Waiver.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.                                       Ratification and Incorporation of Loan Agreement and Other Loan Documents. Except to the extent waived under this Conditional Waiver, (a) Borrower hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents, and (b) all of terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.

2.                                       Borrower’s Acknowledgement and Lender’s Conditional Waiver of an Event of Default.  Borrower acknowledges that, immediately prior to the effectiveness of this Conditional Waiver, an Event of Default has occurred and is continuing due to Borrower’s failure to meet the minimum Tangible Net Worth test under Section 5.11(a) of the Loan Agreement as of the end of its fiscal quarter ended December 31, 2008 (the “Applicable Default”).  Lender hereby waives the Applicable Default; provided, however, that an express condition precedent to the effectiveness of such waiver is Borrower’s maintaining, on a consolidated basis with Borrower’s Subsidiaries, Tangible Net Worth of not less than $5,500,000 as of the end of such fiscal quarter after taking into account any dividends paid or accrued.

3.                                       Conditions Precedent.  Notwithstanding any other provision of this Conditional Waiver, this Conditional Waiver shall be of no force or effect, and Lender shall not have any obligations hereunder, until the following conditions have been satisfied:

3.1                                 Execution of Conditional Waiver.  Lender shall have received this Conditional Waiver, duly executed by Borrower and Lender.

3.2                                 No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, except for the Applicable Default.

4.                                       Representations and Warranties re Loan Agreement.  Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof.  Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Conditional Waiver, that constitutes or would constitute a Default or an Event of Default, except for the Applicable Default.

5.                                       Miscellaneous.

5.1                                 Headings.  The various headings of this Conditional Waiver are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Conditional Waiver or any provisions hereof.

5.2                                 Counterparts.  This Conditional Waiver may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Delivery of an executed counterpart of a signature page to this Conditional Waiver by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

5.3                                 Interpretation.  No provision of this Conditional Waiver shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4                                 Complete Agreement.  This Conditional Waiver constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5                                 Governing Law.  This Conditional Waiver shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

5.6                                 Effect.  Upon the effectiveness of this Conditional Waiver, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as affected by the conditional waiver contained herein.

5.7                                 Conflict of Terms.  In the event of any inconsistency between the provisions of this Conditional Waiver and any provision of the Loan Agreement, the terms and provisions of this Conditional Waiver shall govern and control.

5.8                                 No Novation or Waiver.  Except as specifically set forth in this Conditional Waiver, the execution, delivery and effectiveness of this Conditional Waiver shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Conditional Waiver Agreement Regarding Event Of Default as of the day and year first above written.

AMERICAN BUSINESS LENDING, INC.,
a Texas corporation

By:
Charles P. Bell, Jr.
Chief Executive Officer

WELLS FARGO FOOTHILL, LLC,
a Delaware limited liability company

By:
Laurel L. Varney
Vice President

[Signature Page to Conditional Waiver Agreement Regarding Event of Default]